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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                       Date of Report : September 15, 1997



                                TELOS CORPORATION
               (Exact name of registrant as specified in charter)


         Maryland                   1-8443                    52-0880974
        (State of               (Commission                  (IRS Employer
      Incorporation)             File Number)              Identification No.)



       19886 Ashburn Road, Ashburn, Virginia                     20147
     (Address of principle executive offices)                 (Zip Code)




               Registrant's telephone number, including area code
                                 (703) 724-3800











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Item 4.       Change in Registrant's Certifying Accountants


(a)   Previous independent accountants

(i) On September 15, 1997, Telos Corporation dismissed Coopers & Lybrand L.L.P. as its independent accountants.

(ii) The reports of Coopers & Lybrand L.L.P. on the consolidated financial statements of Telos Corporation and subsidiaries for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

(iii) The Registrant's Audit Committee of its Board of Directors approved the decision to change independent accountants.

(iv) In connection with its audits for the two most recent fiscal years and through September 15, 1997, there have been no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through September 15, 1997, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)) with Coopers & Lybrand L.L.P.

(vi) The Registrant has requested Coopers & Lybrand L.L.P. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 17, 1997 is filed as Exhibit 16.1 to this Form 8-K.

(b)   New independent accountants

(i) The Registrant engaged Price Waterhouse L.L.P. as its new independent accountant as of September 15, 1997. During the two most recent fiscal years and through September 15, 1997, the Registrant has not consulted with Price Waterhouse L.L.P. regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or reportable event (as defined in Item 304 (a)(1)(v) of Regulation S-K).

Item 7.  Financial Statements and Exhibits

(a)   Exhibits

16.1 Letter from Coopers & Lybrand L.L.P. regarding change in certifying accountants.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             Telos Corporation






Date:  September 18, 1997                    By: /s/  Lorenzo Tellez
                                                 --------------------
                                                 Lorenzo Tellez
                                                 Chief Financial Officer